Legg Mason Investment Trust
Legg Mason Opportunity Trust
Sub-item 77H


ADMINISTRATIVE SERVICES AGREEMENT
LEGG MASON INVESTMENT TRUST

	AGREEMENT made as of the 30th day of April, 2013 by and between LMM LLC ("Manager"), a Delaware limited liability company, and Legg Mason Partners
Fund Advisor, LLC ("Administrator"), a Delaware limited liability company, each of which is registered as an investment adviser under the Investment
Advisers Act of 1940.
	WHEREAS, the Manager is the investment adviser of Legg Mason Opportunity Trust (the "Fund"), a series of Legg Mason Investment Trust (the "Trust"), an open-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and
	WHEREAS, the Manager wishes to retain the Administrator to provide it with certain administrative services in connection with the Manager's management of the Fund; and
	WHEREAS, the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth;
	NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
	1.	Appointment.  The Manager hereby appoints the Administrator as administrator for the Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
	2.	Delivery of Documents.  The Manager has furnished the
Administrator with copies properly certified or authenticated of each of the following:
       	(a)	The Trust's Declaration of Trust and all amendments thereto
("Declaration of Trust");
       	(b)	The Trust's By-Laws and all amendments thereto;
       	(c)	Resolutions of the Trust's Board of Trustees ("Board")
authorizing the appointment of the Manager as the investment adviser and manager for the Fund, and approving the Management Agreement between the
Manager and the Trust with respect to the Fund (the "Management Agreement");
       	(d)	The Trust's Registration Statement on Form N-1A under the
Securities Act of 1933, as amended, and the 1940 Act as filed with the
Securities and Exchange Commission, including all exhibits thereto, relating to shares of beneficial interest of the Fund, and all amendments thereto;
       	(e)	The Fund's most recent prospectus(es); and
       	(f)	The Fund's most recent statement(s) of additional
information.
The Manager will furnish the Administrator from time to time with copies of all amendments of or supplements to the foregoing.
       3.	Administrative Services.  (a)	The Administrator, at its expense,
shall supply the Board and officers of the Trust with all statistical information and reports reasonably required by them and reasonably available to the Administrator and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the administration of the Fund. The Administrator shall authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.
       	(b)  The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of accounts in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund or its agents any of such records upon the
Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the
1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.
       	(c)	The Administrator, at its expense, shall supervise all non-
investment advisory aspects of the operations of the Trust and the Fund including provision and coordination of transfer agency, custodial services, accounting services (including overseeing the calculation of the net asset value of the Fund's shares), corporate secretarial services, legal services, and auditing services, all subject to the Board's oversight.
       	(d)	The Administrator will supervise the preparation, filing,
and dissemination of required tax returns, applications, disclosures, and reports with relevant regulatory authorities including the Securities and
Exchange Commission and state blue sky authorities.
	4.	Services Not Exclusive.  The Administrator's services hereunder are not deemed to be exclusive, and the Administrator shall be free to render similar services to others. It is understood that persons employed by the Administrator to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of the Administrator or any affiliate of the Administrator to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
	5.	Expenses.  During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its activities under this Agreement. Other than as herein specifically indicated, the Administrator shall not be responsible for the Fund's expenses.
	6.	Compensation.  For the services which the Administrator will render to the Manager and the Fund under this Agreement, the Manager will pay the Administrator a fee, computed daily and paid monthly, at an annual rate equal to 0.05% of the Fund's average daily net assets. Fees due to the Administrator hereunder shall be paid promptly to the Administrator by the
Manager following its receipt of fees from the Fund. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination, which fee shall be based on the percentage of days of the month during which the contract was still in effect and the average daily net assets over that time period.
       7.	Nothing in this Agreement shall limit or restrict the right of any director, officer, managing member or employee of the Administrator who may also be a director, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the
Administrator to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.
	8.	Limitation of Liability.  The Administrator assumes no
responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Administrator; provided, however, that nothing in this Agreement shall protect the Administrator against any liability to the Manager, the Trust, the Fund or the Fund's shareholders for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations or duties under this Agreement.
	9.	Definitions.  As used in this Agreement, the term "securities"
shall have the meaning ascribed to it in the Declaration of Trust; and the terms "assignment" and "interested person" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.
	10.	Duration and Termination.  This Agreement will become effective as of April 30, 2013. This Agreement cannot be amended or terminated by the
Manager except with the prior approval of the Board. This Agreement will be terminated immediately upon any termination of the Management Agreement with respect to the Fund or upon the mutual written consent of the Administrator and the Manager. This Agreement will automatically and immediately terminate in the event of its assignment.
	11.	Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	12.	Amendments.  No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
	13.	Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:						LMM LLC

By:___________________________	By:_________________________________
						      Name:  ___________________
						      Title:    ___________________

Attest:						LEGG MASON PARTNERS FUND ADVISOR,
							LLC

By:___________________________	By:__________________________________
						       Name:  Jeanne Kelly
						       Title:    Senior Vice President

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